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[LOGO] Workstream(TM)
       The business of people


                                                                Exhibit No. 99.1


                  Workstream Inc. Closes Capital Raise of $6.6M

               Expands banking relationship with Bank of Montreal


Ottawa, Canada, January 6, 2004-- Workstream Inc. (Nasdaq: WSTM), a leading provider of enterprise software and workforce management solutions, announced today that it has closed its financing for a total of approximately $6.6 million.

The company sold an additional 1,000,000 common shares in a private placement to a large NYC-based Institutional Investor for gross proceeds of $1.6 million. The shares were sold at $1.60 per share. The company has also expanded its working capital lines of credit with the Bank of Montreal to $3 million from its current $1 million.

"Workstream plans to grow intelligently and aggressively in 2004. With the increased cash infusion and credit facilities, we are well positioned to execute on our business strategy." stated Michael Mullarkey, CEO of Workstream Inc. "I would like to thank all our shareholders for their support and also our banking team within the Bank of Montreal for their support over the past several years. I would also like to welcome our new institutional shareholders."

"I'm delighted to be announcing that we have successfully completed this most recent round of financing. Our strategy entails growing our sales and marketing team, strategic acquisitions, expanding our customer base and continuously improving our technology. This additional capital will assist in paying down current debt and outstanding convertible notes", Mullarkey added. "Our enterprise software solutions consistently exceed our clients' expectations, which is evident in their demand for our products and in our investors' resounding confidence in our ability to execute."

About Workstream Inc.

Workstream Inc. (NASDAQ:WSTM) is a leading provider of enterprise software and workforce management services to the Fortune 2000. Workstream's product streamlines the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, KPMG and Sony Music. For more information visit hhttp:www.workstreaminc.com or call toll free 866-470-WORK.

                                       ###

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


Investor Relations Contact:                 Press Relations Contact:
Tammie Brown                                Stephanie Blank
Workstream Inc.                             Adam Friedman Associates
Tel: 613-270-0619 ext.263                   Tel: 212-981-2529 ext. 23
tammie.brown@workstreaminc.com              Stephanie@adam-friedman.com